                                                                   EXHIBIT 10.25

                              CERIDIAN CORPORATION
                            EXECUTIVE INVESTMENT PLAN

                         FIRST DECLARATION OF AMENDMENT

Pursuant to the retained power of amendment contained in Section 6.2 of the Ceridian Corporation Executive Investment Plan, the undersigned hereby amends the Plan in the manner described below.

1.       Section 7.28 of the Plan is amended to read as follows:

         7.28     QUALIFIED EMPLOYEE.

                  (a) "Qualified Employee" means an individual who performs services for a Participating Employer as an employee of the Participating Employer (as classified by the Participating Employer at the time the services are performed without regard to any subsequent reclassification) and who is (i) an officer of the Participating Employer elected by the Participating Employer's Board, (ii) a Vice President of the Participating Employer or (iii) a Director of the Participating Employer with a salary grade level of D1 or D2; provided, that, for Plan Years beginning after December 31, 2000, any individual who is a Media Information Business Employee, within the meaning of Subsection (b), is not a Qualified Employee.

                  (b) A Media Information Business Employee is an employee of an Affiliate who has employment duties principally related to the Media Information Business, including any such employee who, at the time in question, is on medical, non-medical, short-term disability or long-term disability leave of absence or absent from active employment due to occupational illness or injury covered by workers' compensation who, immediately prior to becoming an inactive employee, had such employment duties. For this purpose, Media Information Business means:

                           (i) the provision of media and marketing research services to broadcasters, advertising agencies, advertisers, on-line webcasters and cable television in the United States, the United Kingdom, Japan and Mexico;

                           (ii) through a joint venture the provision of media audience and consumer retail behavior research services to cable systems, television broadcasters, magazines and newspapers;

                           (iii) the provision of application software used to access and analyze media audience information and through a joint venture software applications to access and analyze consumer retail behavior and media usage;

                           (iv)     the business of

                                    (1)     CSW Research Limited,

                                    (2)     Ceridian Infotech (India) Private
                                            Limited,

                                    (3)     Euro Fieldwork Limited and

                                    (4)     Arbitron Holdings Inc.;

                           (v) any other business conducted by the Company or another Affiliate primarily through the use of assets treated by the Company or the Affiliate as part of the Media Information Business.

2.       A new Section 9.7 is added to the Plan which reads as follows:

         9.7      ARBITRON EXECUTIVE INVESTMENT PLAN.

                  (a) Transfer of Accounts. Effective as of January 1, 2001, the Company adopted the Arbitron Executive Investment Plan and, except as otherwise provided in Subsection (b), caused the Account balances of the Transferred Participants, as defined in Subsection
                           (c), as of the close of business on December 31, 2000, to be transferred to the Arbitron Executive Investment Plan. Effective as of the close of business on December 31, 2000, except as otherwise provided in Subsection (b), each Transferred Participant will cease to be a Participant and neither any Transferred Participant nor anyone claiming by, through or on behalf of a Transferred Participant will have any right to a benefit arising under or in connection with the Plan unless he or she again becomes an Active Participant after December 31, 2000.

                  (b) Exception to Transfer. The portion of a Transferred Participant's Account scheduled to be distributed to the Transferred Participant on January 1, 2001 will not be transferred to the Arbitron Executive Investment Plan pursuant to Subsection (a) and will be distributed to the Transferred Participant pursuant to applicable provisions of the Plan.

                  (c) Transferred Participant. Each of the following individuals is a Transferred Participant: Dolores Cody Harper; Claire Lee Kummer; Marshall L. Snyder; and William J. Walsh.

The foregoing amendments are effective as of the close of business on December 31, 2000.

The undersigned has caused this instrument to be executed by its duly authorized officers this 31st day of December, 2000.

                                           CERIDIAN CORPORATION


Attest: /s/ Gary M. Nelson                 By /s/ Shirley J. Hughes
        -----------------------------         -----------------------------


                                       2